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                             EMPLOYMENT AGREEMENT


     Agreement made as of this date by and between Michael P. Darden ("Darden") and Nuevo Energy Company, a Delaware corporation having a principal place of business at 1331 Lamar, Suite 1650, Houston, Texas 77010 (the "Company").

     Darden has been offered employment with the Company as Vice President, Business Development, in accordance with the terms set forth more fully below.

     Darden has accepted such offer by the Company.

     NOW, THEREFORE, for value received, it is mutually agreed between the parties hereto as follows:

     1. Employment and Term. The Company hereby employs Darden and Darden hereby agrees to serve as the Vice President, Business Development of the Company.

     2. Position and Responsibilities. Darden shall serve as Vice President, Business Development of the Company, and Darden shall exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Company as are consistent with the duties of individuals having similar positions with similar corporations, and as may from time to time be vested in or given to him by the President and Chief Executive Officer or the Board of Directors of the Company and shall use his best efforts to improve and extend the business of the Company. Darden shall at all times report to, and his activities shall be subject to the direction and control of, the President and Chief Executive Officer. Darden agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business.

     3.  Compensation.

          A. In consideration of the services to be rendered by Darden to the Company, the Company will pay to Darden a salary of $155,000 per annum for the year ending December 31, 1998, for a monthly rate of $12,916.67. Salary for subsequent years shall be at equivalent of increased rates as may be agreed by
the Company and Darden.   Such salary shall be payable in conformity with the
Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

          B. The Company agrees to provide the following benefits to Darden as a part of his employment;

              (1) Four weeks of paid vacation (calculated on a per pay period basis).
              (2)  Eleven paid holidays per year.
              (3) Participation in the 401(k) Retirement Plan upon date of hire.
              (4) Health and welfare benefits in accordance with the various plan documents.

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              (5)  Participation in the Nuevo Energy Deferred Compensation Plan.
              (6) Short term illness plan upon hire and long term illness plan after one year of employment.
              (7)  Company-paid parking.
              (8) Houston Center Club Fitness and Dining Facility Membership Program.
              (9) Participation in Nuevo Bonus Pool, although participation as to cash bonuses will not commence until 1999.

          C. In addition to that provided under the basic benefit plans, the Company agrees to provide Darden with the following insurance coverages;

              (1) Increased Life and/or Accidental Death and Dismemberment coverage for international work and travel.
              (2)  Directors and Officers Liability coverage.

          D. The Company agrees to pay Darden a signing bonus as set out in that letter dated April 3, 1998 from Douglas L. Foshee to Darden, and to award Darden, as part or the signing bonus, options to purchase common stock of the Company as set out in the letter. In the event the Company exercises its right under Paragraph 4(C) below, the signing bonus shall be taken into consideration when determining Darden's 1998 bonus.

     4. Termination. Darden's term of employment under this Employment Agreement may be terminated as follows:

         A. At Darden's Option. Darden may terminate his employment hereunder, with or without cause, at any time upon at least thirty (30) days' advance written notice to the Company. In such event, Darden shall be entitled to no severance or other termination benefits.

         B. At the Election of the Company for Just Cause. The Company may, immediately and unilaterally, terminate Darden's employment for just cause at any time by written notice to Darden. Termination of Darden's employment by the Company shall constitute a termination "for just cause" if such termination is for one or more of the following reasons: (i) the willful failure or refusal of Darden to render services to the Company in accordance with his obligations under this Employment Agreement, such failure or refusal to be uncured and continuing for a period of not less than 15 days after written notice outlining the situation is given by the Company to Mr. Darden; (ii) the commission by Darden of an act of fraud or embezzlement against the Company or the commission by Darden or any other action with the intent to injure the Company or (iii) Darden having been convicted of a felony. In such event, Darden shall be entitled to no severance or other termination benefits.

         C. At the Election of the Company for Reasons Other than Just Cause. The Company may, immediately and unilaterally, terminate Darden's employment at any time or may constructively discharge him by substantially reducing his responsibilities to less than those outlined in Section 2 herein without cause by giving written notice to Darden of the Company's election to so terminate or constructively discharge. In the event the Company exercises its right to terminate or constructively discharge Darden under this Paragraph 4 (C), the Company agrees to pay Darden two (2) years salary and bonus (calculated based on the average of the last two

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year's bonus award, but using only years in which Darden was actually employed by the Company). In addition, in the event the Company exercises its right to terminate or constructively discharge Darden under this Paragraph 4 (C), all options previously awarded to Darden will, to the extent not already vested, vest immediately and Darden will have 365 days to exercise any of his vested options.

     5. Consent and Waiver by Third Parties. Darden hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Employment Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

     6. Waivers and Modifications. This Employment Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Paragraph 6. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this employment Agreement. This Employment Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     7. Governing Law. This Employment Agreement shall be construed in accordance with the laws of the State of Texas.

     8. Severability. In case any one or more of the provisions contained in this Employment Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Employment Agreement, but this Employment Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement under seal as of this 11th day of May 1998.

                                        NUEVO ENERGY COMPANY


                                        By:  /s/ James T. Hackett
                                             ----------------------------------
                                             James T. Hackett
                                             Chairman, Compensation Committee


                                             /s/ Michael P. Darden
                                             ----------------------------------
                                             Michael P. Darden

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